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                                                                      Exhibit 21

                         SUBSIDIARIES OF SIERRA BANCORP
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Name of Subsidiary                         Jurisdiction of Incorporation
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Bank of the Sierra                         California
Sierra Phoenix, Inc.                       California
Sierra Capital Trust I                     Delaware Statutory Business Trust